Exhibit 10.1

NONQUALIFIED STOCK OPTION AGREEMENT

GRANTED TO:

DATE OF GRANT:

GRANTED PURSUANT TO:	General Cable Corporation 2005 Stock Incentive Plan

NUMBER OF UNDERLYING SHARES:

EXERCISE PRICE:	$

VESTING SCHEDULE:	1/3rd vested on 1st anniversary of date of grant,
1/3rd on 2nd anniversary of date of grant, and
1/3rd on 3rd anniversary of date of grant

1. This Nonqualified Stock Option Agreement (the “Agreement”) is made and entered into as of             (the “Date of Grant”) between General Cable Corporation, a Delaware corporation (the “Company”), and             , as a participant (the “Participant”) in the General Cable Corporation 2005 Stock Incentive Plan (the “Plan”), a copy of which is enclosed herewith. Capitalized terms not defined herein shall have the meanings ascribed thereto in the Plan. It is the intent of the Company and the Participant that the Option (as defined in Paragraph 2 below) will not qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended from time to time.

2. The Participant is granted an option to purchase             shares of the Common Stock of the Company (the “Option”). The Option is granted as provided for under the Plan and is subject to the terms and conditions set forth in the Plan and this Agreement. The Option granted hereunder is a matter of separate inducement and is not in lieu of salary or other compensation for the services of a Participant who is an employee of the Company or any of its Subsidiaries.

3. The Option’s exercise price is $        per share (the “Exercise Price”).

4. The Option shall become exercisable according to the vesting schedule set forth above, specifically, the grant will vest 1/3rd on             , 1/3rd on             , and 1/3rd on             , unless the Option otherwise becomes exercisable pursuant to Section 14 of the Plan. The Option shall remain exercisable, subject to Paragraph 5 below, until (i) an expiration date resulting from the termination of the Participant’s employment in accordance with Section 14 of the Plan or Paragraph 6 below, or (ii) a date established by the Committee within 60 days upon the occurrence of the Change in Control of the Company in accordance with Section 13(a) or 13(c) of the Plan. For purposes of this Agreement and Section 14 of the Plan, “disability” shall mean the Participant is, by reason of a mental or physical impairment, eligible to receive long-term disability benefits under the applicable long-term disability plan of the Company.

5. The Option, unless sooner terminated or exercised in full, shall expire on the tenth anniversary of the Date of Grant and, notwithstanding anything herein to the contrary, no portion of the Option may be exercised after such date.

6. Notwithstanding Section 14 of the Plan, in the event of the termination of the Participant’s employment on account of Retirement (as defined below), the exercisable portion of the Option held by the Participant on the date of the Participant’s Retirement shall remain exercisable until the earlier of (i) the end of the three-year period following the date of the Participant’s Retirement, or (ii) the date on which the Option would otherwise expire pursuant to Paragraph 5 above (or, if earlier, the date described in Paragraph 4(ii) above). The portion of the Option that is not exercisable at the termination date shall be forfeited. Retirement shall mean termination of employment (other than for Cause, as defined in the Plan) after the Participant has attained age 62 and has completed ten years of service with the Company and its Subsidiaries.

7. During the Participant’s lifetime, the Option shall not be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or other transfer and shall be exercisable only by the Participant. Upon the death of the Participant, (i) the Option shall be exercisable only by the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights with respect to the Option shall pass by will or the laws of descent and distribution and (ii) the Option shall be exercisable in accordance with Section 14 of the Plan.

8. The Participant may exercise the Option regardless of whether any other option that the Participant has been granted by the Company remains unexercised. In no event may the Participant exercise the Option for a fraction of a share or for the lesser of 100 shares or the remaining exercisable shares.

9. Any notice of exercise of the Option shall be in writing addressed to the Corporate Secretary of the Company at the principal place of business of the Company, specifying the Option being exercised and the number of shares to be purchased. The Option’s Exercise Price shall be paid by the Participant on the date the Option is exercised in accordance with Section 6(c) of the Plan. Any shares of Common Stock delivered in payment of the Exercise Price shall be valued at their Fair Market Value on the date the Option is exercised.

10. By his or her acceptance of this Agreement, the Participant agrees to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company with respect to the issuance or disposition of the shares subject to the Option. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company or a Subsidiary, as the case may be, to the Participant. The Company may, in its discretion, hold the stock certificate or certificates to which the Participant is entitled upon the exercise of the Option as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated. In addition, at any time that the Company becomes subject to a withholding obligation under applicable law with respect to the exercise of the Option (the “Tax Date”), except as set forth below, a holder of the Option may elect to satisfy, in whole or in part, the holder’s related personal tax liabilities (an “Election”) by (a) directing the Company to withhold from shares issuable in the related exercise either a specified number of shares or shares having a specified value (in each case not in excess of the minimum required tax withholding amount), (b) tendering shares previously issued pursuant to the exercise of an Award or other shares of the Company’s Common Stock owned by the holder or (c) combining any or all of the foregoing Elections in any fashion. An Election shall be irrevocable. The withheld shares and other shares of Common Stock tendered in payment shall be valued at their Fair Market Value on the Tax Date. The Committee may disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular shares or exercises. The Committee may impose any additional conditions or restrictions on the right to make an Election as it shall deem appropriate, including any limitations necessary to comply with Section 16 of the Exchange Act.

11. The Participant shall not have any of the rights of a shareholder with respect to the shares of Common Stock underlying the Option until the Option is exercised and the Participant receives such shares.

12. The Participant covenants and agrees with the Company that if, at the time of exercise of the Option, there does not exist a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the “Act”), which Registration Statement shall have become effective and shall include a prospectus that is current with respect to the shares subject to the Option, (i) that he or she is purchasing the shares for his or her own account and not with a view to the resale or distribution thereof, (ii) that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (x) a Registration Statement on an appropriate form under the Act, which Registration Statement shall have become effective and shall be current with respect to the shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption and (iii) that the Participant agrees that the certificate or certificates evidencing such shares shall bear a legend to the effect of the foregoing.

13. The Option granted in this Agreement and any underlying shares or value received will be subject to all applicable clawback or compensation recovery policies adopted by the Company’s Board of Directors, as may be adopted or amended at the sole discretion of the Company’s Board of Directors.

14. This Agreement is subject to all terms, conditions, limitations and restrictions contained in the Plan, which shall be controlling in the event of any conflicting or inconsistent provisions.

15. This Agreement is not a contract of employment, as applicable, and the terms of the Participant’s employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided herein or therein. Nothing herein shall be construed to impose any obligation on the Company to continue the employment of a Participant who is employed by the Company or any of its Subsidiaries, and it shall not impose any obligation on the Participant’s part to remain in the employ of the Company or any of its Subsidiaries. This Agreement shall be governed by and construed in accord with the laws of the Commonwealth of Kentucky, excluding principles of conflicts of law.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date written above.

GENERAL CABLE CORPORATION

Robert J. Siverd
Executive Vice President,
General Counsel and Secretary

I hereby accept the award of the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby agree that all of the decisions and determinations of the Committee with respect to the Option shall be final and binding.

By:		Date:
[Participant]